UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2003

Wellman, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10033	04-1671740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

595 Shrewsbury Avenue, Shrewsbury, NJ (Address of principal executive offices)	07702 (Zip Code)

Registrant's telephone number, including area code 732-212-3300

Item 5. Other Events and Regulation FD Disclosure

On January 8, 2003 Moody's Investor Services ("Moody's") announced that it downgraded its ratings of Wellman, Inc. (the "Company"). The Company's ratings were changed as follows: senior unsecured shelf rating to (P)Ba2 from (P)Baa3 and subordinated shelf rating to (P)Ba3 from (P)Ba1. Moody's announcement further stated that the Company's rating outlook is stable.

As a result of this downgrade, the Company is no longer rated as investment grade by either Moody's or Standards & Poor's. Although the failure to be investment grade will increase our cost of funds and may reduce our access to certain capital markets, the Company believes that it will not have a material adverse effect on its financial position, cash flows or results of operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WELLMAN, INC.

DATED: January 15, 2003	By:	/s/Keith R. Phillips Keith R. Phillips Chief Financial Officer